UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 30, 2012

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated With Exit or Disposal Activities.

On May 30, 2012, Oil-Dri Corporation of America (the “Company”) announced to its employees the planned relocation of production of its industrial floor absorbent and cat litter products from its facility located in Mounds, Illinois (“Mounds”), to its plants located in Mississippi. The Mounds location will continue to be a source of the Company’s animal health and nutrition products. This decision was made due to the continued declines in the coarse cat litter market and after a comprehensive evaluation of the Company's manufacturing operations and cost structure, including state regulatory requirements.

These changes will impact up to 40 employees based in Mounds, some of whom will be considered for a limited number of positions that will be created at the Mississippi locations.  Thus, the final number of terminated employees at Mounds will depend on employee relocations.

The Company expects to incur a pre-tax charge of approximately $1,700,000 related to these actions. This charge includes approximately $1,200,000 for asset write-offs, as well as cash expenditures of approximately $450,000 associated with severance and other employee-related costs and $50,000 for production transfer expenses. These costs are expected to be incurred over two quarters, with a majority taking place in the fourth quarter of fiscal 2012 and a lesser amount occurring in the first quarter of fiscal 2013.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements concerning the Company’s expectations regarding the amounts of costs associated with the relocation of production operations described in this Item 2.05. Words such as “expect,” “outlook,” “forecast,” “would,” “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially, including, but not limited to, unanticipated difficulties in the relocation of production operations described in this Item 2.05 and inaccuracies in the Company’s assessment of the amount of costs and future cash expenditures related thereto, as well as other risks described in Item 1A, Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended July 31, 2011, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Except to the extent required by law, the Company does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this report, whether as a result of new information, future events, changes in assumptions, or otherwise.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with the appointment of Daniel T. Smith as Vice President and Chief Financial Officer of the Company (as discussed in Item 5.02(c) below), effective as of June 1, 2012, Jeffrey M. Libert was removed from that position. Mr. Libert remains with the Company as Vice President, Planning and Analysis.

(c) Effective as of June 1, 2012, the Board of Directors of the Company appointed Daniel T. Smith as Vice President and Chief Financial Officer. Prior to such appointment, Mr. Smith, who is 52 years old, was the Company’s Vice President, Chief Accounting Officer and Controller since February 2011, and Vice President and Controller since 2001.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Douglas A. Graham
Douglas A. Graham
Vice President and General Counsel

Date: May 30, 2012